                                                                     Exhibit 3.1



                          FOURTH AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                                ORAPHARMA, INC.

     ORAPHARMA, INC. (the "Company"), a corporation organized and existing under
                           -------
and by virtue of the General Corporation Law of the State of Delaware (the

"General Corporation Law"), hereby certifies as follows:
------------------------

     FIRST: The name of the Company is OraPharma, Inc. The Certificate of Incorporation of the Company was originally filed on August 1, 1996 with the Secretary of State of Delaware.

     SECOND: This Fourth Amended and Restated Certificate of Incorporation restates and integrates and further amends the Third Amended and Restated Certificate of Incorporation of the Company, as amended to date. This Fourth Amended and Restated Certificate of Incorporation was duly adopted by the directors and stockholders of the Company in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

     THIRD: The text of the Third Amended and Restated Certificate of Incorporation of the Company, as amended to date, is hereby amended and restated to read in its entirety as follows:


                                 ARTICLE FIRST
                                 -------------
                                     Name
                                     ----

     The name of the corporation is OraPharma, Inc.


                                ARTICLE SECOND
                                --------------
                               Registered Agent
                               ----------------

     The address, including street, number, city and county of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805, and the registered agent at that address is Corporation Service Company.

                                 ARTICLE THIRD
                                 -------------
                                    Purpose
                                    -------

     The nature of the business and the purposes to be conducted and promoted by the Company shall be to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.


                                 ARTICLE FOURTH
                                 --------------
                                 Capital Stock
                                 -------------

     The Company shall have the authority to issue 62,588,356 shares of all classes of stock, consisting of (a) 50,000,000 shares of common stock, $.001 par value per share (the "Common Stock"), and (b) 12,588,356 shares of preferred
                      ------------
stock, par value $.001 per share of which 431,250 shares are designated as Series A Preferred Stock, par value $.001 per share (the "Series A Preferred
                                                          ------------------
Stock"), 3,311,829 shares are designated as Series B Preferred Stock, par value
-----
$.001 per share (the "Series B Preferred Stock"), 3,292,180 shares are
                      ------------------------
designated as Series C Preferred Stock, par value $.001 per share (the "Series C
                                                                        --------
Preferred Stock"), 553,097 shares are designated as Series D Preferred Stock,
---------------
par value $.001 per share (the "Series D Preferred Stock") and, together with
                                ------------------------
the Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock, the "Preferred Stock" or "Preferred Shares"), and 5,000,000
                      ---------------      ----------------
shares are undesignated preferred stock, par value $.001 per share (the

"Undesignated Preferred Stock").  The shares of Preferred Stock shall be
-----------------------------
identical in all respects, except as otherwise provided herein.

     The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Undesignated Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, voting, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Undesignated Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of the Undesignated Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any series of Undesignated Preferred Stock.

     Effective as of 5.00 p.m. on January 26, 2000 (the "Effective Time") each share of Common Stock of the Company:

     (i) issued and outstanding immediately prior to the Effective Time,

     (ii) issuable upon the exercise of options outstanding at the Effective Time, or

     (iii) issuable upon the exercise of warrants outstanding at the Effective Time,

shall be automatically, without further action by the Company or any holder or any person having the right to acquire such shares, be reclassified into 0.5 shares of Common Stock of the Company (the "Common Reverse Stock Split"). No fractional shares of Common Stock shall be issued or issuable in connection with the Common Reverse Stock Split and any interest in a fraction of a share issuable:

     (i) to holders of record at the Effective Time of Common Stock,

     (ii) upon exercise of options outstanding at the Effective Time, or

     (iii) upon the exercise of warrants outstanding at the Effective Time,

shall be converted into the right to receive, upon the surrender of the instruments formerly representing the right to shares of Common Stock, an amount in cash equal to the Current Market Price (as hereinafter defined), at the Effective Time, of the interest in such fraction of a share. Notwithstanding the Reverse Stock Split (as hereinafter defined), the total number of shares of Common Stock, par value $.001 per share, that the Company is authorized to issue shall remain at 50,000,000 shares.

As of the Effective Time each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of the
Company:

     (i) issued and outstanding immediately prior to the Effective Time, or

     (ii) issuable upon the exercise of warrants outstanding at the Effective Time,

shall be automatically, without further action by the Company or any holder or any person having the right to acquire such shares, be reclassified into 0.5 shares of Series A Preferred Stock, Series B Preferred, Series C Preferred or Series D Preferred Stock of the Company, as appropriate (the "Preferred Reverse Stock Split"). No fractional shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be issued or issuable in connection with the Preferred Reverse Stock Split and any interest in a fraction of a share issuable to:

     (i) holders of record at the Effective Time of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, or

     (ii) upon the exercise of warrants outstanding at the Effective Time, shall be converted into the right to receive, upon the surrender of the instruments formerly representing the right to shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, an amount in cash equal to the Current Market Price (as hereinafter defined) at the Effective Time of the interest in such fraction of a share. Following the Preferred Reverse Stock Split, the total number of shares of Series A Preferred Stock, Series B Preferred, Series C Preferred and Series D Preferred Stock, par value $.001 per share and Undesignated Preferred Stock, par value $0.001 per share that the Company is authorized to issue shall remain as set forth in the first paragraph of this Article Fourth.

    The Preferred Reverse Stock Split and the Common Reverse Stock Split (collectively the "Reverse Stock Split") shall not cause any provision set forth under Article Fourth of this Fourth Amended and Restated Certificate of Incorporation to be implicated or put into effect. Notwithstanding any provisions to the contrary contained in this Fourth Amended and Restated Certificate of Incorporation, the Reverse Stock Split shall not result in any adjustment in the Liquidation Preference (as hereinafter defined) or the Conversion Price (as hereinafter defined) of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock.



A.   PREFERRED STOCK.
     ---------------

     The Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (collectively, the "Preferred Stock") shall have the following designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions:



     1.  Dividends.
         ---------

          (a) If the Board of Directors of the Company declares dividends or other distributions (other than on Liquidation (as hereinafter defined)) on the Common Stock or any other class or series of stock then ranking junior to or in parity with the Preferred Stock in cash, property or securities (including Common Stock) of the Company (or subscription or other rights to purchase or acquire securities (including Common Stock) of the Company), the Board of Directors of the Company shall simultaneously declare a dividend or distribution at the same rate and in the same form on the Preferred Stock so that the Preferred Stock participate equally with the Common Stock or any such other class or series of stock in such dividend or distribution. For purposes of determining its proportional share of the dividend or distribution, each share of the Preferred Stock shall be deemed to be that number of shares of Common Stock into which such share of Preferred Stock is then convertible, rounded to the nearest one-tenth of a share. No such dividend or other distribution payable in cash or other property or securities shall be made to the holders of the Common Stock or other class or series of stock then ranking junior to or in parity with the Preferred Stock unless the dividend or other distribution to which the holders of Preferred Shares are entitled pursuant to this Section 1 shall be so made.

          (b) From and after January 1, 2002, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to annual cumulative dividends at the rate of eight percent (8%) per share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, as adjusted for any combinations, consolidations, stock splits, stock distributions or divisions or similar recapitalizations affecting the Preferred Stock after the original issuance of the first share of Series A Preferred Stock (the "Series A Original
                                                              -----------------
Issuance Date"), Series B Preferred Stock (the "Series B Original Issuance
-------------                                   --------------------------
Date"), Series C Preferred Stock (the "Series C Original Issue Date") or Series
                                       ----------------------------
D Preferred Stock (the "Series D Original Issue Date"), as the case may be,
                        ----------------------------
payable if, as and when declared by the Board of Directors of the Company or as otherwise provided herein.

     2.  Rights on Liquidation, Dissolution, Winding-Up.
         ----------------------------------------------

          (a) In the event of any liquidation, dissolution or winding-up of the affairs of the Company (a "Liquidation"), whether voluntary or involuntary,
                           -----------
before any payment of cash or distribution of other property shall be made to the holders of the Common Stock (the "Common Stockholders") or other class or
                                      -------------------
series of stock ranking junior to the Preferred Stock with respect to rights on Liquidation, the holders of the Series A Preferred Stock (the "Series A
                                                               --------
Preferred Stockholders"), the holders of the Series B Preferred Stock (the
----------------------
"Series B Preferred Stockholders"), the holders of Series C Preferred Stock (the
--------------------------------
"Series C Preferred Stockholders")  and the holders of Series D Preferred Stock
 -------------------------------
(the "Series D Preferred Stockholders") and, together with the Series A
      -------------------------------
Preferred Stockholders, Series B Preferred Stockholders and Series C Preferred Stockholders, the "Preferred Stockholders" or " Preferred Shareholders") shall
                   ----------------------       ----------------------
be entitled to receive out of the assets and funds of the Company legally available for distribution to its stockholders an amount equal to $1.00 per share of Series A Preferred Stock, $1.82 per share of Series B Preferred Stock, $2.43 per share of Series C Preferred Stock and $4.52 per share of Series D Preferred Stock (in each case, as appropriately adjusted for any combinations, consolidations, stock splits, stock distributions or divisions or similar recapitalizations affecting such Preferred Stock after Series A Original Issuance Date, Series B Original Issuance Date, Series C Original Issuance Date or Series D Original Issuance Date, as the case may be) (the "Liquidation
                                                              -----------
Preference"), whether from capital, surplus or earnings, plus any accrued and
----------
unpaid dividends declared by the Board of Directors of the Preferred Shares.

          (b) If, upon any Liquidation, the assets and funds of the Company available for distribution to its stockholders shall be insufficient to pay the Preferred Stockholders and any other series then ranking in parity with the Preferred Stock the full amounts to which they shall be entitled pursuant to
Section 2(a), the Series D Preferred Stockholders shall be entitled to receive first the Liquidation Preference described in Section 2(a) and then the other Preferred Stockholders and the holders of any other series then ranking in parity with the Preferred Stock shall share ratably in any distribution of assets and funds in proportion to the respective amounts which would be payable to them in respect of the shares held upon such distribution if all amounts payable on or with respect to such shares were paid in full pursuant to Section 2(a).

          (c) In the event of a Liquidation, after payment in full of the Liquidation Preference to which a Preferred Stockholder is entitled, such Preferred Stockholder shall not be entitled to any further participation in any distribution of assets of the Company.

          (d) Written notice of Liquidation stating a payment date and the amount of the liquidation value of the Preferred Stock, shall be provided by mail, postage prepaid, or by facsimile, not less than twenty (20) days prior to the payment date stated therein, to the record holders of the Preferred Stock, such notice to be addressed to each such holder at its address as shown in the records of the Corporation.

     3.  Merger, Consolidation, etc.
         ---------------------------

         In the event the Company shall sell, lease or otherwise dispose of all or substantially all of the assets of the Company or merge or consolidate another corporation into or with the Company (other than a merger or consolidation or other form of corporate reorganization in which the Preferred Stockholders receive securities of the surviving corporation having substantially similar rights to the Series A Preferred Stock , Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, and in which the stockholders of the Company immediately prior to such a transaction are holders of at least a majority of the voting securities of the surviving corporation immediately thereafter), then, if the holders of record of at least sixty-six and two-thirds of the outstanding Preferred Stock, voting together as a single class prior to the effective time of such transaction, so elect, the proceeds of or any property deliverable from such transaction shall be distributed among the holders of the Preferred Stock according to the provisions of Section 2 as if such transaction were a Liquidation.

     4.  Voting.
         ------

         (a)  General.
              -------

              In addition to the rights otherwise provided for herein or by law, the Preferred Stockholders shall be entitled to vote together with the Common Stockholders as one class on all matters submitted to a vote of stockholders, in the same manner and with the same effect as the Common Stockholders. In any such vote, each share of Preferred Stock shall entitle the holder thereof to one vote per share for each share of Common Stock (including fractional shares) into which each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, is then convertible, rounded to the nearest one-tenth of a share.

          (b)  Protective Provisions.
               ---------------------

               (i) So long as any Preferred Stock is outstanding, the Company shall not, nor shall any Subsidiary, without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of the holders of record of at least sixty-six and two-thirds of the outstanding Preferred Stock, voting together as a single class:

                   (A) merge or consolidate with or into, or permit any subsidiary of the Company to merge or consolidate with or into, any other corporation, corporations or other entity or entities, or effect any transaction or series of related transactions in which more than 50% of the voting power of the Company is, directly or indirectly, transferred;

                   (B) sell, abandon, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of the Company;

                   (C) increase the number of authorized directors on the Board of Directors of the Company;

                   (D) declare or pay any dividend or make any distribution on shares of its capital stock other than the Preferred Stock;

                   (E) redeem, purchase or otherwise acquire for value (including through an exchange) any shares of capital stock of the Company other than shares of Preferred Stock or apply any of the Company's assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any of the capital stock of the Company, except shares of Common Stock issued pursuant to the Company's stock option plans, stock bonus plans or other stock compensation plans for employees and others who render services to the Company may be repurchased by the Company with the prior approval of the Board of Directors of the Company in any calendar year at prices not in excess of Current Market Prices (as hereinafter defined in Section 5(d)(vii)); or

                   (F) make any material change in the nature of the business conducted by the Company.

          (ii) So long as any Series A Preferred Stock is outstanding, the Company shall not, without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of Series A Preferred Stockholders of record that hold at least sixty-six and two-thirds of the outstanding Series A Preferred Stock, voting as a separate class:

                   (A) amend, alter or repeal the rights, preferences and privileges of the Series A Preferred Stock;

                   (B) issue any shares of capital stock of the Company (other than Excluded Stock) or any security convertible into or exchangeable for capital stock of the Company (other than Excluded Stock) at a price per share of capital stock equal to or less than the Series A Preferred Conversion Price (as last adjusted and then in effect) or, with respect to a Liquidation, which have the right to receive out of the assets of the Company legally available for distribution to its stockholders an amount per share of capital stock equal to or greater than the then Series A Preferred Conversion Price (as last adjusted and then in effect); or

                   (C) authorize, issue or reclassify any shares of the Company's capital stock as shares ranking senior to or on parity with the Series A Preferred Stock with respect to rights on Liquidation, redemption or for the payment of any dividend or distribution other than in Liquidation.

          (iii) So long as any Series B Preferred Stock is outstanding, the Company shall not, without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of Series B Preferred Stockholders of record that hold at least sixty-six and two-thirds of the outstanding Series B Preferred Stock, voting as a separate class:

                   (A) amend, alter or repeal the rights, preferences and privileges of the Series B Preferred Stock;

                   (B) issue any shares of capital stock of the Company (other than Excluded Stock) or any security convertible into or exchangeable for capital stock of the Company (other than Excluded Stock) at a price per share of capital stock equal to or less than the Series B Preferred Conversion Price (as last adjusted and then in effect) or, with respect to a Liquidation, which have the right to receive out of the assets of the Company legally available for distribution to its stockholders an amount per share of capital stock equal to or greater than the then Series B Preferred Conversion Price (as last adjusted and then in effect); or

                   (C) authorize, issue or reclassify any shares of the Company's capital stock as shares ranking senior to or on parity with the Series B Preferred Stock with respect to rights on Liquidation, redemption or for the payment of any dividend or distribution other than in Liquidation.

          (iv) So long as any Series C Preferred Stock is outstanding, the Company shall not, without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of Series C Preferred Stockholders of record that hold at least sixty-six and two-thirds of the outstanding Series C Preferred Stock, voting as a separate class:

                   (A) amend, alter or repeal the rights, preferences and privileges of the Series C Preferred Stock;

                   (B) issue any shares of capital stock of the Company (other than Excluded Stock) or any security convertible into or exchangeable for capital stock of the Company (other than Excluded Stock) at a price per share of capital stock equal to or less than the Series C Preferred Conversion Price (as last adjusted and then in effect) or, with respect to a Liquidation, which have the right to receive out of the assets of the Company legally available for distribution to its stockholders an amount per share of capital stock equal to or greater than the then Series C Preferred Conversion Price (as last adjusted and then in effect); or

                   (C) authorize, issue or reclassify any shares of the Company's capital stock as shares ranking senior to or on parity with the Series C Preferred Stock with respect to rights on Liquidation, redemption or for the payment of any dividend or distribution other than in Liquidation.

          (v) So long as any Series D Preferred Stock is outstanding, the Company shall not, without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of Series D Preferred Stockholders of record that hold at least sixty-six and two-thirds of the outstanding Series D Preferred Stock, voting as a separate class:

                   (A) amend, alter or repeal the rights, preferences and privileges of the Series D Preferred Stock;

                   (B) issue any shares of capital stock of the Company (other than Excluded Stock) or any security convertible into or exchangeable for capital stock of the Company (other than Excluded Stock) at a price per share of capital stock equal to or less than the Series D Preferred Conversion Price (as last adjusted and then in effect) or, with respect to a Liquidation, which have the right to receive out of the assets of the Company legally available for distribution to its stockholders an amount per share of capital stock equal to or greater than the then Series D Preferred Conversion Price (as last adjusted and then in effect); or

                   (C) authorize, issue or reclassify any shares of the Company's capital stock as shares ranking senior to or on parity with the Series D Preferred Stock with respect to rights on Liquidation, redemption or for the payment of any dividend or distribution other than in Liquidation.

     5.  Conversion.
         ----------

         (a)  Right to Convert.
              ----------------

              (i) (A) Any Preferred Stockholder shall have the right, at any time or from time to time, prior to the closing date (the "Closing Date") of the
                                                           ------------
Company's first or initial Public Offering (as hereinafter defined) to convert any or all of its shares of Preferred Stock into that number of fully paid and nonassessable shares of Common Stock for each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock equal to the quotient of the Liquidation Preference for such share divided by the Preferred Conversion Price for that share (as defined in Section 5(d)) (as last adjusted and then in effect) rounded to the nearest one-tenth of a share.

                   (B) Any Preferred Stock that remains unconverted on the Closing Date shall be automatically converted without notice and without any action on the part of the holder thereof into shares of Common Stock on the Closing Date in accordance with the preceding sentence. After the Closing Date all rights of holders of shares of Preferred Stock, except the right to receive shares of Common Stock in accordance with this Section, shall cease and the shares of Preferred Stock shall no longer be deemed to be outstanding, whether or not the Company has received the certificates representing such shares. Upon such automatic conversion, the Preferred Stock shall no longer constitute authorized stock of the Company and the Preferred Stock shall no longer be available for issuance.

          (ii) For purposes hereof, the term " Public Offering" is defined as an
                                               ---------------
Underwritten Offering (as hereinafter defined) by the Company of Equity Stock (as defined in Rule 3a 11-1 under the Securities Exchange Act of 1934), including, but not limited to, shares of Common Stock of the Company, any security which is convertible into or exercisable or exchangeable for Common Stock, or any right, option or warrant to acquire any Common Stock of the Company at a price per share of not less than $4.00 (as adjusted for stock splits, stock combinations or similar recapitalizations) resulting in gross proceeds to the Company (before deducting underwriting commissions and expenses of the offering) of not less than $15 million. An Underwritten Offering is defined as an offering to the general public by one or more underwriters in an offering registered under the Securities Act of 1933, as amended (the

"Securities Act").
---------------

          (iii) The Company shall promptly send by first-class mail, postage prepaid, to each Preferred Stockholder at such holder's address appearing on the Company's records a copy of (i) each registration statement filed by the Company under the Securities Act and each amendment thereof and each exhibit and schedule thereto, and (ii) each order of the Securities and Exchange Commission declaring any such registration statement to be effective.

     (b)  Mechanics of Conversion.
          -----------------------

          (i) Any Preferred Stockholder that exercises its right to convert shares of Preferred Stock into Common Stock pursuant to Section 5(a)(i)(A) shall deliver the certificate(s) for the shares to be converted (the "Preferred
                                                                ---------
Certificate"), duly endorsed or assigned in blank to the Company, during regular
-----------
business hours, at the office of the transfer agent of the Company, if any, at the principal place of business of the Company or at such other place as may be designated by the Company.

          (ii) Each Preferred Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate(s) for the shares of Common Stock (the "Common Certificate") are to be issued. Such conversion shall be deemed to
      ------------------
have been effected on the date when the aforesaid delivery is made (the "Conversion Date").
----------------

          (iii) As promptly as practicable after the Conversion Date or the Closing Date, as the case may be, the Company shall issue and deliver to or upon the written order of each holder of Preferred Stock at the place designated by such holder, a certificate(s) for the number of full shares of Common Stock to which such holder is entitled and a check or cash for any fractional interest in a share of Common Stock, as provided in Section 5(c) below, payable with respect to the converted shares of Preferred Stock which are converted into Common Stock, up to and including the Conversion Date or the Closing Date, as the case may be. Any dividends or distributions declared by the Board of Directors but unpaid at the time of conversion shall be paid to such Preferred Stockholder.

          (iv) The person in whose name each certificate is to be issued shall be deemed to have become a stockholder of record of Common Stock on the applicable Conversion Date or the Closing Date, as the case may be, unless the transfer books of the Company are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open; provided that the
                                                      --------
Preferred Conversion Price shall be that in effect on the Conversion Date or the Closing Date, as the case may be.

          (v) Upon conversion of only a portion of the shares covered by a Preferred Certificate, the Company, at its own expense, shall issue and deliver to or upon the written order of the holder of such Preferred Certificate, a new Preferred Certificate representing the number of unconverted shares of Preferred Stock from the Preferred Certificate so surrendered.

      (c) Issuance of Common Stock on Conversion.
          --------------------------------------

          (i) If a Preferred Stockholder shall surrender more than one Preferred Certificate for conversion at any one time, the number of shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered.

          (ii) No fractional shares of Common Stock shall be issued upon conversion of shares of Preferred Stock. The Company shall pay a cash adjustment for such fractional interest in an amount equal to the then Current Market Price (as hereinafter defined) of a share of Common Stock multiplied by such fractional interest. The Company shall, at the same time it delivers certificates for the number of shares of Common Stock to which such holder shall be entitled, deliver such cash or a check payable to the holder of such Preferred Stock.

      (d) Conversion Price; Adjustment.  The preferred conversion price of
          ----------------------------
the Series A Preferred Stock (the "Series A Preferred Conversion Price"), the
                                   -----------------------------------
Series B Preferred Stock (the "Series B Preferred Conversion Price"), the Series
                               -----------------------------------
C Preferred Stock (the "Series C Preferred Conversion Price") and the Series D
                        -----------------------------------
Preferred Stock (the "Series D Preferred Conversion Price," and, together with
                      -----------------------------------
the Series A Preferred Conversion Price and the Series B Preferred Conversion Price and the Series C Preferred Conversion Price, the "Preferred Conversion
                                                        --------------------
Price") shall initially be equal to the Liquidation Preference with respect to
-----
each such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, and shall be subject to adjustment from time to time as follows:

          (i) If the Company shall at any time or from time to time after the Series A Original Issuance Date, the Series B Original Issuance Date, the Series C Original Issuance Date or the Series D Original Issuance Date, as the case may be, issue any shares of Common Stock, other than Excluded Stock, without consideration or for a consideration per share less than the applicable Preferred Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock in effect immediately prior to such issue, or issue any shares of Preferred Stock or other securities convertible into, exchangeable for or exercisable for shares of Common Stock, other than Excluded Stock, without consideration or for a consideration per share of underlying Common Stock, less than the applicable Preferred Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock in effect immediately prior to such issue, the Preferred Conversion Price for Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, in effect immediately prior to each such issue shall be changed, effective immediately upon the closing of such issuance,
(A) in the case of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, to a price determined by dividing (x) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the then existing applicable Preferred Conversion Price, and (2) the consideration per share, if any, received by the Company from such issuance, by (y) the total number of shares of Common Stock outstanding immediately after such issuance, and (B) in the case of the Series D Preferred Stock, to a price equal to the consideration per share, if any, received by the Company from such issuance. With respect to any issuance, the foregoing sentence shall only apply to shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock held by a holder who purchases at least the full number of shares of capital stock of the Company which such holder has a right to purchase pursuant to
Section 6 of the Amended and Restated Stockholders Agreement to be entered into between the Company and certain other parties (the "Stockholders Agreement");
                                                    ----------------------
provided, however, that in the event that the foregoing sentence does not apply
--------  -------
to any share or shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock (the "Non-Participating
                                                           -----------------
Shares"), the Company and its stockholders shall take all actions necessary
------
under applicable law to create a separate series of preferred stock (the "New
                                                                          ---
Preferred Stock") which has designations, powers, preferences, relative,
---------------
participating, optional or other special rights, qualifications, limitations and restrictions identical to those applicable to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, except that the Preferred Conversion Price for the New Preferred Stock shall not be adjusted in accordance with the foregoing sentence.

          For the purposes of this Section 5(d)(i), all shares of Common Stock issuable upon exercise, conversion or exchange of outstanding options, warrants or convertible securities, as the case may be, shall be deemed to be outstanding. For the purposes of any adjustment of the Preferred Conversion Price pursuant to this clause (i), the following provisions shall be applicable:

          (A) In the case of the issuance of Common Stock in whole or in part for cash, the consideration shall be deemed to be the aggregate amount of cash paid therefor, plus the value of any property other than cash received by the Company as provided in paragraph (B) of this clause (i), less any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

          (B) In the case of the issuance of Common Stock for consideration in whole or in part in property or consideration other than cash, the value of such property or consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company, irrespective of any accounting treatment;

     provided, however, that such fair market value shall not exceed the
     --------  -------
     aggregate Current Market Price of the shares of Common Stock being issued, less any cash consideration paid for such shares.

          (C) In the case of the issuance of (I) options to purchase or rights to subscribe for Common Stock, (II) securities convertible into or exchangeable for Common Stock or (III) options to purchase or rights to subscribe for such convertible or exchangeable securities:

              (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in paragraphs
          (A) and (B) above), if any, received by the Company upon the issuance of such options or rights, plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

              (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase, or rights to subscribe for, such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (determined in the manner provided in paragraphs (A) and (B) above); and

              (3) if there is any decrease in the conversion or exercise price of, or any increase in the number of shares to be received upon exercise, conversion or exchange of any such options, rights or convertible or exchangeable securities

          (other than a change resulting from the antidilution provisions thereof), the Preferred Conversion Price shall be automatically lowered to reflect such change.

               (ii)  "Excluded Stock" shall mean:
                      --------------

          (A) Common Stock issued upon conversion of any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock;

          (B) warrants to purchase up to 40,000 shares of Common Stock and the shares of Common Stock granted in connection with such warrants to Gary R. Jernberg, DDS, MSD, pursuant to the Agreement dated December 19, 1996 between the Company and Mr. Jernberg;

          (C) warrants which may be issued pursuant to an Agreement dated February 26, 1997 between the Company and American Cyanamid Company to purchase up to $6,000,000 of Common Stock based upon the OraPharma Stock FMV (as defined in such agreement) as of certain dates;

          (D) warrants to purchase 31,250 shares of Series A Preferred Stock and the shares of Series A Preferred Stock subject to such warrants granted to Oak Investment Partners VI, Limited Partnership and/or Oak VI Affiliates Fund, Limited Partnership in connection with a bridge loan in the amount of $62,500 made by Oak Investment Partners VI, Limited Partnership and/or Oak VI Affiliates Fund, Limited Partnership to the Company;

          (E) warrants to purchase 31,250 shares of Series A Preferred Stock and the shares of Series A Preferred Stock subject to such warrants granted to Canaan S.B.I.C., L.P., Canaan Capital Limited Partnership and Canaan Capital Offshore Limited Partnership C.V. in connection with a bridge loan in the amount of $62,500 made by such entities to the Company;

          (F) shares of Series A Preferred Stock and Series B Preferred Stock issued to certain investors of the Company pursuant to a Stock Purchase Agreement dated February 26, 1997 among the Company and such parties;

          (G) shares of Series C Preferred Stock issued to certain investors of the Company pursuant to a Stock Purchase Agreement dated as of December 1, 1998 among the Company and such parties;

          (H) shares of Series D Preferred Stock and warrants to purchase 221,239 shares of Common Stock to be issued to certain investors of the Company pursuant to a Stock Purchase Agreement to be entered into among the Company and such parties on or about December 23, 1999;

          (I) securities issued pursuant to the acquisition of another corporation, partnership, limited liability company, joint venture, trust or other entity by the Company by merger, consolidation, stock acquisition, reorganization or otherwise, whereby the Company, or its shareholders of record immediately prior to the effectiveness of such transaction, directly or indirectly own at least the majority of the voting power of such other entity or the resulting or surviving corporation immediately after such transaction;

          (J) up to 2,226,750 shares of Common Stock issued to employees, consultants or others who provide services to the Company, pursuant to any restricted stock purchase agreement or any options to purchase or rights to subscribe for such Common Stock, granted pursuant to any restricted stock purchase agreement, option or rights plan approved by the Company's Board of Directors;

          (K) 335,500, 374,000 and 220,000 shares of Common Stock issued to Scheer Investment Holdings I, L.L.C., Oak Investment Partners VI, Limited Partnership and/or Oak VI Affiliates Fund, Limited Partnership and American Cyanamid Company, respectively, pursuant to the Restricted Stock Agreements previously entered into on or around February 26, 1997 between the Company and each of Scheer Investment Holdings

     I, L.L.C., Oak Investment Partners VI, Limited Partnership and/or Oak VI Affiliates Fund, Limited Partnership and American Cyanamid Company;

          (L) 165,000 shares of Common Stock issued to Children's Medical Center Corporation in connection with the Exclusive License Agreement dated December 31, 1998;

          (M) warrants to purchase 55,000 shares of Common Stock issued to Mucosal Therapeutics LLC in connection with the License Agreement dated December 14, 1998;

          (N) securities issued in connection with equipment and/or financing transactions or other leasing lines of credit or collaborative arrangements not primarily intended to provide equity financing to the Company;

          (O) securities issued in connection with the Company's acquiring technologies or rights to technologies developed by other parties; and

          (P) Common Stock issued in transactions described in Section 5(d)(iii), (iv) or (v) below.

              (iii) If the Company shall at any time after the Series A Original Issuance Date fix a record date for the subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such subdivision or split-up (or the date of such subdivisions or split-up, if no record date is fixed), the Preferred Conversion Prices of the Series A Preferred Stock, Series B Preferred

Stock, Series C Preferred Stock and Series D Preferred Stock, respectively, shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of the Preferred Stock shall be increased in proportion to such increase in outstanding shares.

              (iv) If, at any time after the Series A Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the Preferred Conversion Prices of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively, shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

              (v) If, at any time after the Series A Original Issuance Date, there shall be any capital reorganization, or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a consolidation or merger described in Section 3 hereof or in which the Company is the continuing corporation and which does not result in any change in the powers, designations, preferences and rights (or the qualifications, limitations or restrictions, if any) of the Preferred Stock) (an "Extraordinary
                                                                  -------------
Transaction"), the Preferred Conversion Prices with respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively, outstanding after the Extraordinary Transaction shall be adjusted to provide that the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock outstanding immediately prior to the effectiveness of the Extraordinary Transaction shall be convertible into the kind and number of shares of stock or other securities or property of the Company or of the corporation resulting from or surviving such Extraordinary Transaction which the holder of the number of shares of Common Stock deliverable (immediately prior to the effectiveness of the Extraordinary Transaction) upon conversion of such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock would have been entitled to receive upon such Extraordinary Transaction. The provisions of this Section 5(d)(v) shall similarly apply to successive Extraordinary Transactions.

              (vi) All calculations under this Section 5(d) shall be made to the nearest one-tenth of a cent ($.001) or to the nearest one-tenth of a share, as the case may be.

              (vii)  As used herein, the "Current Market Price" at any date of
                                          --------------------
one share of Common Stock shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive business days ending on the fifth (5th) business day before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such thirty
(30) business day period) as follows:

          (A) If the Common Stock is listed or admitted for trading on a national securities exchange, the closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case, on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

          (B) If the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the last reported sale price, or, if there is no such sale price, the average of the last reported bid and asked prices, as reported by the Nasdaq National Market System ("NASDAQ") on such day.
                     ------

          (C) If the Common Stock is not at the time listed or admitted for trading on a national securities exchange or quoted on the NASDAQ, then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.

          (D) If the Common Stock is not traded in such manner that the quotations referred to in this clause (vii) are available for the period required hereunder, the Current Market Price shall be determined in good faith by the Board of Directors of the Company.

              (viii) In any case in which the provisions of this Section 5(d) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of that event (A) issuing to the holder of any share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving affect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 5(c) above; provided, however, that the
                                              --------  -------
Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, in such case, upon the occurrence of the event requiring such adjustment.

          (e) Notice of Adjustments.
              ---------------------

              (i) Whenever a Preferred Conversion Price shall be adjusted as provided in Section 5(d) above, the Company shall file, at its principal office, at the office of the transfer agent for the Preferred Stock, if any, or at such other place as may be designated by the Company, a statement, signed by its President and by its Chief Financial Officer, showing in detail the facts requiring such adjustment and the Preferred Conversion Prices that shall be in effect after such adjustment. The Company shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to each Preferred Stockholder at such holder's address appearing on the Company's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions at Section 5(e)(ii) below.

              (ii) In the event the Company shall propose to file a registration statement under the Securities Act for a Public Offering or to take any action of the types described in clauses (i), (iii), (iv), (v) or (viii) of Section 5(d) above, the Company shall give notice to each Preferred Stockholder in the manner set forth in Section 5(e)(i) above, which shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. The notice shall also set forth such facts as are reasonably necessary to indicate the nature, time and effect of such action (to the extent such effect may be known at the date of such notice) on the Preferred Conversion Prices of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively, and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten
(10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          (f) Transfer Taxes.  The Company shall pay all issue, documentary,
              --------------
stamp or other transactional taxes (excluding income taxes) attributable to the issuance or delivery of shares of capital stock of the Company upon conversion of any shares of Preferred Stock; provided, however, that the Company shall not
                                  --------  -------
be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Preferred Stock in respect of which such shares are being issued.

          (g) Reservation of Common Stock.  The Company shall at all times
              ---------------------------
reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the then outstanding shares of the Preferred Stock, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, utilizing its best efforts to obtain the requisite shareholder approval of any necessary amendment to the Certificate of Incorporation.

          (h) Status of Common Stock.  All shares of Common Stock which may be
              ----------------------
issued in connection with the conversion provisions set forth in Section 5(a) will, upon issuance by the Company, be validly issued, fully paid and nonassessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto created or imposed by the Company.

          (i) No Impairment.  The Company shall not, by amendment of its
              -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but shall at all times in good faith assist in the carrying out of all the provisions of this
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock against dilution or impairment.



     6.   Redemption.
          ----------

          (a) (i) At the request of any holder of the Series A Preferred Stock then outstanding (a "Series A Requesting Holder") made at any time and from time
                     --------------------------
to time on or after January 1, 2002 (the date fixed for such redemption, as determined pursuant to Section 6(b) hereof, being a "Series A Redemption
                                                     -------------------
Date")), the Company shall redeem (unless otherwise prevented by law), at a redemption price per share in cash equal to the Liquidation Preference of the Series A Preferred Stock, plus an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereon, up to 33 1/3% of the Series A Preferred Stock then outstanding as of the Series A Redemption Date if such request is made on or after January 1, 2002, up to 50% of the Series A Preferred Stock then outstanding as of the Series A Redemption Date if such request is made on or after January 1, 2003, and up to 100% of the Series A Preferred Stock then outstanding as of the Series A Redemption Date if such request is made on or after January 1, 2004.

              (ii) At the request of any holder of the Series B Preferred Stock then outstanding (a "Series B Requesting Holder") made at any time and from time
                     --------------------------
to time on or after January 1, 2002 (the date fixed for such redemption, as determined pursuant to Section 6(b) hereof, being a "Series B Redemption
                                                     -------------------
Date")), the Company shall redeem (unless otherwise prevented by law), at a redemption price per share in cash equal to the Liquidation Preference of the Series B Preferred Stock, plus an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereon, up to 33 1/3% of the Series B Preferred Stock then outstanding as of the Series B Redemption Date if such request is made on or after January 1, 2002, up to 50% of the Series B Preferred Stock then outstanding as of the Series B Redemption Date if such request is made on or after January 1, 2003, and up to 100% of the Series B Preferred Stock then outstanding as of the Series B Redemption Date if such request is made on or after January 1, 2004.

              (iii) At the request of any holder of the Series C Preferred Stock then outstanding (a "Series C Requesting Holder") made at any time and
                           --------------------------
from time to time on or after January 1, 2002 (the date fixed for such redemption, as determined pursuant to Section 6(b) hereof, being a
"Series C Redemption Date")), the Company shall redeem (unless otherwise
 -------------------
prevented by law), at a redemption price per share in cash equal to the Liquidation Preference of the Series C Preferred Stock, plus an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereon, up to 33 1/3% of the Series C Preferred Stock then outstanding as of the Series C Redemption Date if such request is made on or after January 1, 2002, up to 50% of the Series C Preferred Stock then outstanding as of the Series C Redemption Date if such request is made on or after January 1, 2003 and up to 100% of the Series C Preferred Stock then outstanding as of the Series C Redemption Date if such request is made on or after January 1, 2004.

              (iv) At the request of any holder of the Series D Preferred Stock then outstanding (a "Series D Requesting Holder") made at any time and from time
                     --------------------------
to time on or after January 1, 2002 (the date fixed for such redemption, as determined pursuant to Section 6(b) hereof, being a "Series D Redemption
                                                     -------------------
Date")), the Company shall redeem (unless otherwise prevented by law), at a redemption price per share in cash equal to the Liquidation Preference of the Series D Preferred Stock, plus an amount equal to any accrued but unpaid cumulative dividends thereon and any declared but unpaid dividends thereon, up to 33 1/3% of the Series D Preferred Stock then outstanding as of the Series D Redemption Date if such request is made on or after January 1, 2002, up to 50% of the Series D Preferred Stock then outstanding as of the Series D Redemption Date if such request is made on or after January 1, 2003 and up to 100% of the Series D Preferred Stock then outstanding as of the Series D Redemption Date if such request is made on or after January 1, 2004.

              (v) The total sum payable per share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, on the date fixed for redemption is hereinafter referred to as the "Redemption Price," and the payment to be made on the Series A Redemption
        ----------------
Date, Series B Redemption Date, Series C Redemption Date or Series D Redemption Date, as the case may be, is hereinafter referred to as the "Redemption
                                                             ----------
Payment." For purposes of determining its proportional share of the cash or other property, each share of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be deemed to be that number of shares of Common Stock into which such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock is then convertible, rounded to the nearest one-tenth of a share.

          (b) (i) On or after each Series A Redemption Date, Series B Redemption Date, Series C Redemption Date or Series D Redemption Date, as the case may be, all rights of any Series A Preferred Stockholder, Series B Preferred Stockholder, Series C Preferred Stockholder or Series D Preferred Stockholder with respect to the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, respectively, redeemed on such Series A Redemption Date, Series B Redemption Date, Series C Redemption Date or Series D Redemption Date, except the right to receive the Redemption Payment as provided herein, shall cease, and such shares shall no longer be deemed to be outstanding, whether or not the Company has received the certificates representing such shares, on the condition that the Company pays the Redemption Payment, or irrevocably deposits or sets aside cash in an amount equal to the Redemption Payment in the case of shares not tendered for redemption on the Redemption Date.

              (ii) Each Series A Requesting Holder, Series B Requesting Holder, Series C Requesting Holder and Series D Requesting Holder shall send its written notice of redemption to the Company at its principal place of business or to any transfer agent of the Company. The Company shall fix a date for redemption which shall not be more than 60 days after the notice of redemption from the Series A Requesting Holder, Series B Requesting Holder, Series C Requesting Holder or Series D Requesting Holder. If, on any Series A Redemption Date, Series B Redemption Date, Series C Redemption Date or Series D Redemption Date, as the case may be, less than all of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock requested to be redeemed may be legally redeemed by the Company, the redemption of such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, shall be pro rata based
                                                                --- ----
upon the number of outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock which would have been redeemed from each holder at such Series A Redemption Date, Series B Redemption Date, Series C Redemption Date or Series D Redemption Date, as the case may be, and any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock not redeemed shall be redeemed, at the holder's election, on any date following such Series A Redemption Date, Series B Redemption Date, Series C Redemption Date or Series D Redemption Date, on which the Company may lawfully redeem such shares. Written notice of the redemption of any shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be mailed by first-class mail to all holders of record of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, at the address for such holder shown on the Company records, not less than 30 nor more than 60 days prior to the Series A Redemption Date, Series B Redemption Date, Series C Redemption Date or Series D Redemption Date, as the case may be; provided, however, that neither the failure
                                     --------  -------
to mail any such notice nor any defects contained in any such notice shall affect the validity of the proceedings for the redemption of any of the shares to be redeemed. If less than all the shares owned by a holder are to be redeemed, the notice shall specify the number of shares and the certificate numbers thereof which are to be redeemed.

          (c) Notwithstanding anything to the contrary contained in this Section 6, the Company shall not be obligated to acquire any shares on any Series A Redemption Date, Series B Redemption Date, Series C Redemption Date or Series D Redemption Date to the extent that the acquisition thereof would violate any law, statute, rule, regulation, policy or guideline promulgated by any federal, state, local or foreign governmental authority applicable to the Company;

provided that the Company shall use all legally permissible methods in the
--------
reduction of capital and revaluation of assets, including appraisal, in order to obtain a legal source of funds with which to pay the Redemption Payment and shall acquire such shares as soon as permitted by applicable laws, statutes, rules, regulations, policies and guidelines.

     7.   Miscellaneous.
          -------------

          (a) Shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are not subject to or entitled to the benefit of a sinking fund.

          (b) Redeemed shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall not be reissued but shall be retired. Upon the retirement of redeemed shares the capital of the Company shall be reduced.

          (c) The shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth herein and in the Amended and Restated Stockholders Agreement, as amended from time to time.



B.   COMMON STOCK.
     ------------

     8.   Dividends.
          ---------

          Subject to the terms herein, the Common Stockholders are entitled to receive dividends if and when declared by the Board of Directors, out of funds legally available therefor.

     9.   Liquidation.
          -----------

          Subject to the terms herein, in the event of any Liquidation, after payment in full to the holders of Preferred Stock of the sums which such holders may be entitled to receive, the holders of Common Stock shall be entitled to receive and to be paid, share and share alike, ratably according to the number of shares held, all the remaining assets of the Company. This provision shall not, however, be deemed to require the distribution of assets among the holders of Common Stock in the event of consolidation, merger, lease or sale which does not result in a Liquidation of the Company.

     10.   Voting.
           ------

          (a) Except for the voting rights, if any, that may be granted to the holders of Preferred Stock or one or more series thereof, the entire voting power shall be vested in the holders of the shares of Common Stock and each share shall have one vote.

          (b) For the election of directors, holders of shares of Common Stock shall not be entitled to vote their shares on a cumulative basis.

     11.   Other Rights.
           ------------

          Subject to the foregoing, the Common Stock shall have all rights of common stock under Title 8 of the Delaware General Corporation Law, as the same shall be amended from time to time.

                                 ARTICLE FIFTH
                                 -------------
                                Indemnification
                                ---------------

     The Company shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section. Such indemnification shall be mandatory and not discretionary.

     The Company shall to the fullest extent permitted by the Delaware General Corporation Law advance all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by any director or officer within 15 days of the presentation of same to the Company, with respect to any one or more actions, suits or proceedings, whether civil, criminal, administrative or investigative, so long as the Company receives from the director or officer an unsecured undertaking to repay such expenses if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company under the Delaware General Corporation Law. Such obligation to advance costs and expenses shall be mandatory, and not discretionary, and shall include, without limitation, costs and expenses incurred in asserting affirmative defenses, counterclaims and crossclaims. Such undertaking to repay may, if first requested in writing by the applicable director or officer, be on behalf of (rather than by) such director or officer, provided that in such case the Company shall have the right to approve the party making such undertaking.

     The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those indemnified or entitled to advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                                 ARTICLE SIXTH
                                 -------------
                                  Management
                                  ----------

     For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company and of its directors and of its stockholders, as the case may be, it is further provided:

     (1) the management of the Company shall be conducted by the officers of the Company under the supervision of the Board of Directors; and

     (2) the Board of Directors shall consist of three classes. Each class of directors shall be as nearly equal in number as possible. Directors shall be elected in accordance with Section 141(d) of the Delaware General Corporation Law. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws.


                                 ARTICLE SEVENTH
                                 ---------------
                         Compromises and Arrangements
                         ----------------------------

     Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Company under the provisions of Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Company under the provisions of Section 279 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Company, as the case may be, and also on the Company.

                                 ARTICLE EIGHTH
                                 --------------
                            Limitation of Liability
                            -----------------------

     No director or officer of the Company shall be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer; provided, however, that nothing contained in this
                               --------  -------
Article shall eliminate or limit the liability of a director or officer (i) for any breach of the director's or officer's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General

Corporation Law, or (iv) for any transaction from which the director or officer derived an improper personal benefit. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director or officer of the Company for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

     IN WITNESS WHEREOF, this Fourth Amended and Restated Certificate of Incorporation has been executed as of the 26th day of January 2000.


                              ORAPHARMA, INC.


                              By: /s/ Michael D. Kishbauch
                                 ---------------------------------------
                                      Michael D. Kishbauch, President

ATTEST:

/s/ James A. Ratigan
-------------------------------------
    James A. Ratigan, Secretary

                                       26